Share Sale Agreement

Dhanoa Minerals Ltd.,
a Nevada corporation
"Purchaser"

and

Overseas Mining, S.A.,
a Panama corporation
"Vendor"

Re: Promenasa, S.A.,
the "Company"
owner of.

Bonanza Group Mines

TABLE OF CONTENTS

ATTACHMENTS

SHARE SALE AGREEMENT

EFFECTIVE: JANUARY 23, 2007

BETWEEN

1. Dhanoa Minerals Ltd. ("Dhanoa" or "Purchaser") a company incorporated in Nevada, United States of America with Securities and Exchange Commission File number 333 - 129864 and an address at 1330 Martin Grove Road, Toronto, Canada M9W 4X4 (Purchaser).

2. Overseas Mining, S.A. ("Overseas" or "Vendor") a company constituted according to the laws of the Republic of Panama, inscribed at File number 469354. Document 703898 of the Mercantile Microfilm Section of the Public Registry of the Republic of Panama, domiciled at the Republic of Panama, Province of Panama, District of Panama (Panama City), Corregimiento of Bela Vista, Campo Alegre Urbanization (Banking Area), Ricardo Arias Street, Proconsa II Building – Advanced 099 Tower 2nd Floor, Office 2-A. (Vendor).

BACKGROUND

A. The Vendor is the legal and beneficial owner of the Sale Shares.

B. The Company owns the Mineral Properties.

C. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares on the terms and conditions set out in this Document.

OPERATIVE PROVISIONS

1. DEFINITIONS AND INTERPRETATIONS

1.1 Definitions

In this Document:

Authorization means any permit, approval, authorization, consent, exemption, filing, licence, notarization, registration or waiver however described and any renewal or variation to any of them.

Business means the business of the Company as at the effective date.

Business Contracts means all material agreements, leases, contracts and arrangements to which Company is a party and which are, in whole or in part, executory as at Settlement.

Business Day means a day on which banks are open for general banking business in the Republic of Panama excluding Saturdays and Sundays.

Claim means in relation to any Party, a claim, action or proceeding, judgment, damage, loss, cost, expense or liability incurred by or to or made or recovered by or against the Party, however arising and whether present, unascertained, immediate, future or contingent.

Company means Promenasa S.A., a metallurgic processing company constituted according to the laws of the Republic of Ecuador, with Unique Taxpayer Record number 0992463066001, File Nº. 121896 of the Superintendence of Companies of Ecuador, and domiciled at the Republic of Ecuador, Avenida Carlos Julio Arosemena, Solar 1 Manzana 6, Kilómetro 2 ½. Junto al Centro Comercial Aventura Plaza, Guayaquil, Ecuador. The Company is the owner of the mines and mineral property.

Consideration means the consideration payable pursuant to clause 2.23.

– Deposit means the sum of $1,100,000.00.

Director means a director of the Company.

Document means the share sale agreement hereby constituted and includes the Schedules and the recitals hereto.

Effective Date means January 23, 2007. The rights and obligations of all parties to agreement begin on effective date regardless of settlement date.

Encumbrance means an interest or power reserved in or over an interest in any asset including, but not limited to, any retention of title; or

(a) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power; or

(b) by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above,

other than the Permitted Encumbrances.

Environmental Law means any law concerning environmental matters which regulates or affects any Mineral Property, and includes but is not limited to laws concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for or development of any natural resource.

Environmental Liability means any obligation, expense, penalty or fine under an Environmental Law, including rehabilitation and rectification work of whatsoever nature or kind.

force majeure means matters beyond the reasonable control of the relevant party including strikes, lockouts, labour and civil disturbances, acts of God, unavoidable accidents, laws, rules, regulations, orders or decrees of any national municipal or other governmental agency whether domestic or foreign, acts of war and conditions arising out of or attributable to war (declared or undeclared), shortage of necessary equipment, materials, labour or restrictions on them or limitations on their use, refusal of or delay in obtaining exchange control approval or authority or delays in transportation.

Governmental Agency means, in relation to any matter, any relevant federal government, state government, local authority, statutory authority, administrative body of department, tribunal or agency having authority in respect of that matter.

Insolvency Event means:

(a) a receiver, manager, receiver and manager, trustee, administrator, controller or similar officer is appointed in respect of a person or any asset of a person;

(b) a liquidator or provisional liquidator is appointed in respect of the corporation;

(c) any application (not being an application withdrawn or dismissed within 7 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purposes of:

(i) appointing a person referred to in paragraphs (a) or (b);

(ii) winding up a corporation; or

(iii) proposing or implementing a scheme of arrangement;

(d) any event or conduct occurs which would enable a court to grant a petition, or an order is made, for the bankruptcy of an individual or his estate under any insolvency provision;

(e) a moratorium of any debts of a person, or an official assignment, or a composition, or an arrangement (formal or informal) with a persons creditors, or any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee, is ordered, declared, or agreed to, or is applied for and the application is not withdrawn or dismissed within 7 days;

(f) a person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts; or

(g) any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a person.

Last Accounts means the consolidated balance sheet and profit and loss account of the Company for the period ended on the Last Accounts Balance Date prepared in accordance with generally accepted accounting principles, true copies of which are annexed to this Document as **Exhibit 3.**

Last Accounts Balance Date means December the 31st, 2006.

Loan means the amount advanced by the Purchaser to the Company under clause 4.1and clause 4.2.

Mine means the Bonanza, Mollopongo, and Guanache gold mines owned and operated by the Company under the Mining Concession Titles for the ________ Area, Code number ________, issued by Resolution of the National Mining Office of the Ministry of Energies & Mining of the Republic of Ecuador, on December 27, 1983 and expires December 26, 2013.

Mineral Properties means mining and exploration permits held by the Bonanza Mining Group set out more fully in **Exhibit** 1 and Mineral Property means any one of the properties.

Mining Information means:

(a) surveys, maps, plans and diagrams of the Mineral Properties;

(b) drill samples and cores and drilling location maps related to drilling conducted on the Mineral Properties;

(c) geological and geochemical samples and geophysical logs and reports with respect to mineral seams located within the Mineral Properties and all other technical data and information;

(d) mining, beneficiation, marketing and feasibility studies relating to the operations, or proposed operations, on the Mineral Properties; and

(e) other documents or information relating specifically to the Mineral Properties, to work carried out or proposed to be carried out in the Mineral Properties, or to the conduct of operations on the Mineral Properties.

in the possession or owned by the Vendor or the Company and howsoever held or stored whether in writing or in electronic tape or disc storage.

Operator means Invictacorp, S.A., ("Invictacorp") company constituted according to the laws of the Republic of Ecuador. Invictacorp will be the company jointly operating the Mine with Purchaser. Invictacorp was established in the city of Guayaquil, Republic of Ecuador, through Public Deed granted on July 27, 2005, filed on August 10, 2005 with the Commercial Registry. Its head office is in Guayaquil. File N°. 120113 of the Superintendent of Companies of Ecuador. Generally, the Operator will be responsible the daily operation of the mines and keeping the Mine and its permits in good standing.

Party means a party to this Document and Parties has a corresponding meaning.

Permitted Encumbrances means:

(a) rights reserved to or vested in any Governmental Agency by the terms of any instrument or grant affecting; or

(b) taxes or royalties imposed by any Governmental Agency in respect of; or

(c) the terms and conditions of grant of,

the Mineral Properties.

Purchase Price means $2,400,000 and the issuance of the Purchaser Shares to the Vendor.

Purchaser Shares means 5,000,000 of restricted common ordinary shares in the capital of the Purchaser, at not less that $3 per share by the closing offer price as quoted on the NASD over-the-counter electronic Bulletin Board on the last trading day prior to the Settlement Date.

Revenue Authority means any federal, state, territory or local government authority or instrumentality in respect of Tax.

Sale Shares means 64 issued common shares in the Company, completely paid and liberated which represents 80% of the total issued and outstanding shares of the Company.

Schedule means a schedule to this Document

Settlement means settlement of the sale and purchase of the Sale Shares pursuant to this Document, whether on the Settlement Date or otherwise.

Settlement Date means __________, 2007 or such other date as agreed by the Parties.

Shareholder means a Party that is the registered holder of Shares.

Shares mean issued shares in the Company.

Statutes means all legislation of any country, state or territory enforced at any time, and any rule, regulation, ordinance, by law, statutory instrument, order or notice at any time made under that legislation.

Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan, withholding, stamp, transaction, registration, duty or similar charge which is assessed, levied, imposed or collected by any government agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or any other accounting imposed on, or in respect of any of the above.

Transaction means the sale and purchase of the Sale Shares as contemplated in clause 2.1.

1.2 Interpretation

In this Document unless the context otherwise requires and/or subject to Section 16 hereof:

(a) headings are for convenience only and do not affect its interpretation;

(b) an obligation or liability assumed by, or a right conferred on, 2 or more Parties binds or benefits all of them jointly and each of them severally;

(c) the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d) a reference to any party includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(e) a reference to any document (including this Document) is to that document as varied, amended, novated, ratified or replaced from time to time;

(f) a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g) words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(h) reference to parties, clauses, schedules, exhibits or annexes are references to parties, clauses, schedules, exhibits and annexes to or of this Document and a reference to this Document includes any schedule, exhibit or annexure to this Document;

(i) where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j) reference to an item is to an item in Schedule 1; and

(k) both parties participated in the drafting of this agreement, therefore it will not be construed in favor of or against any party.

(l) a reference to $ or dollar is to currency of the United States of America.

2. SALE AND PURCHASE OF THE COMPANY

2.1 Sale and Purchase

The Vendor sells and the Purchaser agrees to purchase the Sale Shares free of Encumbrances for the Consideration and otherwise on the terms and conditions set out in this Document.

2.2 Deposit

The Vendor acknowledges receipt of the Deposit of $1,100,000(US) to be disbursed only in accordance with this Document.

2.3 Consideration

The Consideration payable by the Purchaser for the acquisition of the Sale Shares is the Purchase Price satisfied by:

(a) the issue to the Vendor of the Purchaser Shares; and

(b) the payment to the Vendor of $2,400,000(US). The cash payment will be the sum of the deposit of $1,100,000(US) and $1,300,000(US) to be paid within five (5) months of settlement.

(c) a loan to the Company of $7,300,000(US), more fully described in Section 4.1 of this agreement.

3. SETTLEMENT

3.1 Time for Settlement

Settlement must take place on the Settlement Date at the Purchaser's office or at such other place or time as the Parties may agree. Regardless of date of settlement, the rights, duties and obligations of each party commence on the effective date

3.2 The Vendor's obligations at Settlement

At Settlement, the Vendor must deliver to the Purchaser:

(a) share certificates in respect of the Sale Shares;

(b) proof that a meeting of the Directors has been held approving the transfer of the Sale Shares to the Purchaser subject to execution of the share transfer by the Purchaser;

(c) instruments of transfer for the Sale Shares in favor of the Purchaser which have been duly executed by the Vendor;

(d) copies of the Constitution, By-laws and Articles of Incorporation of the Company;

(e) the minute books and other records of meetings or resolutions of members and directors of the Company;

(f) all Mining Information;

(g) all registers of the Company (including the register of members, register of options, register of directors, register of charges) in proper order and condition and fully entered up to the Settlement Date;

(h) all check books, financial and accounting books and records, copies of tax returns and assessments, mortgages, leases, agreements, insurance policies, title documents, licences, indicia of title, contracts, certificates and all other records, papers, books and documents of the Company.

(i) all current Authorizations and other documents issued to the Company under any legislation or ordinance relating to its business activities and

(j) any other documents, transfers or other things that may be required by the Purchaser to give effect to the terms of this Document.

3.3 Purchaser's obligations at Settlement

At Settlement, the Purchaser must:

(a) allot and issue the Purchaser Shares to the Vendor (or its nominees as stated in writing to the Purchaser at least 3 days prior to Settlement) ;

(b) deliver to the Vendor a certificate or holding statement for those Purchaser Shares;

(c) deliver to the Vendor a certified copy of the director's resolution of the Purchaser approving the Transaction.

4. THE PURCHASER'S POST SETTLEMENT OBLIGATIONS

4.1 Loans to the Operator

Following Settlement the Purchaser must make available to the Company $7,3000,000(US) as a secured, no interest, non-recourse loans in accordance with the following timetable for the purposes of upgrade expenditures at the Mine:

(a) $1,300,000 within 15 days of Settlement; and

(b) $1,000,000 every thirty days thereafter for the next six months.

4.2 Terms and Conditions of Loan

(a) The Loan is repayable on demand by the Purchaser but only from cash surpluses from the sale of mineral products from the Mining Permits.

(b) Repayment of the Loan ranks in priority ahead of dividends, capital returns, loans or distributions of any nature to shareholders of the Company.

(c) The Loan carries no interest.

4.3 Security

Company must immediately grant a registrable mortgage or lien over its assets to the Purchaser in a form approved by the Purchaser at the cost of the Company.

4.4 Force Majeure

(a) Force majeure applies to the Purchaser's obligations under this clause and the obligations of the Purchaser are suspended and the time for the expenditure of funds by the Purchaser is extended to the extent that the Purchaser is prevented or hindered from performance or expenditure by force majeure.

(b) The Purchaser is not entitled to the benefit of clause 4.4(a) if the force majeure event is caused by lack of funds or by the negligence of the Purchaser.

(c) If force majeure causes a suspension or extension the Purchaser must give notice thereof as soon as reasonably possible to the Vendor stating the date extent and nature thereof.

(d) If the Purchaser's obligations or expenditure requirements have been suspended or extended the Purchaser must resume performance or expenditure as soon as reasonably possible after the removal of the force majeure and must provide notice of that to the Vendor.

5. BOARD AND OPERATOR

5.1 Board

As soon as is practicable after Settlement, the Vendor and the Company must take all necessary steps to ensure that the appointment of directors nominated by the Purchaser results in those constituting the majority of the board of the Company.

5.2 Operator

Subject to Settlement, the Company appoints the Purchaser as joint operator of the Mine with Invictacorp.

For this purpose, the particular terms of operation shall consist of Invictacorp being in charge of the day-by-day onsite operation, and the Purchaser being in charge of providing onsite assistance regarding technical oversight for both, mining and milling. In any case, procedures and final authorization shall be made only by the Purchaser.

6. DIVIDEND POLICY

The Directors must, within a reasonable period, adopt a dividend policy under which all profits derived from the operations of the Company and legally available for distribution or payment to shareholders (distributable profits) are distributed to Shareholders in proportion to each Shareholders percentage holding in the Company:

(a) subject to compliance with clause 4.2(b): and

(b) consistent with prudent financial management: the Company's business plan, proper provisioning for taxation, working capital and operational requirements of the Company: and

(c) subject to the terms and covenants of all agreements pursuant to which any bank or financial institution has provided credit, loans or other financial accommodation to the Company.

7. SHARE TRANSFER

7.1 Transfers

A Shareholder must not sell or transfer any legal or beneficial interest in its Shares except:

(a) in compliance with this clause; or

(b) with the prior written consent of all other Shareholders; or

(c) to a body corporate that beneficially is wholly owned by that Shareholder which shall become a party to this agreement.

7.2 Security Interests

A Shareholder must not execute or create, or attempt to execute or create, or permit to exist any security interest over its Shares to or in favor of any person, except with the prior written consent of all other Shareholders.

7.3 Transfer Restrictions

(a) A Shareholder must not transfer any legal or beneficial interest in its Shares if the transfer would constitute a breach of or default under any provision of any project contract.

(b) Each Shareholder indemnifies any other Shareholder against any claim, damage, loss or cost of any nature or description, including without limitation legal costs and own client basis, arising out of any breach of this provision by that Shareholder.

8. PRE-EMPTION RIGHTS

8.1 Sale Notice

(a) A Shareholder (Seller) wishing to sell its Shares (Disposal Shares) must give a written notice (Sale Notice) to the board of the Company stating that the Seller wishes to sell the Disposal Shares specifying:

(i) the number of Disposal Shares proposed for sale; and

(ii) the price for the sale of the Disposal Shares which must be a single instalment cash price (Sale Price); and

(iii) any other material terms and conditions.

(b) A Sale Notice once given is irrevocable for a period of 25 Business Days after the date of the Sale Notice.

8.2 First Refusal Right

The board must, within 5 Business Days of receipt of a Sale Notice, offer the Disposal Shares to each other Shareholder (Remaining Shareholder) by written notice specifying:

(a) the number of Disposal Shares;

(b) the Sale Price;

(c) other material terms and conditions stated in the Sale Notice; and

(d) the closing date of the offer (Closing Date) being a period of 20 Business Days following the date of the offer.

8.3 Offer Acceptance

(a) A Remaining Shareholder may:

(i) accept the offer in relation to all or part of the Disposal Shares; or

(ii) reject the offer,

by giving written notice (Acceptance) to the board on or before the Closing Date.

(b) Each Acceptance must be unconditional and is irrevocable.

(c) An offer by a Remaining Shareholder to purchase a stated number of Disposal Shares is deemed to include an offer to purchase any lesser number of Disposal Shares allocated to that Remaining Shareholder pursuant to this clause.

(d) A Remaining Shareholder is deemed to have rejected the offer if no Acceptance is received by the Closing Date.

8.4 Disposal Shares Apportionment

(a) The Disposal Shares must be apportioned between the Remaining Shareholders in proportion to their shareholder percentages subject to any limit to the number of Shares to be acquired under this clause specified in the Acceptance of that Remaining Shareholder.

(b) Disposal Shares that would in any apportionment to a Remaining Shareholder exceed the number specified by that Remaining Shareholder in its Acceptance must be reapportioned among the other Remaining Shareholders who have notified acceptances as closely as possible in proportion to their shareholder percentages.

(c) This provision applies to any reapportionment and the process must be repeated as many times as necessary until all Disposal Shares have been allocated.

8.5 Notification

The board must notify the Seller and any Remaining Shareholder who has accepted an offer of the number of Shares allocated to that Remaining Shareholder within 5 Business Days following the Closing Date.

8.6 Completion

(a) Completion of the transfer of Disposal Shares must be effected within 10 Business Days following the Closing Date at the registered office of the Company.

(b) The Remaining Shareholder must purchase the Disposal Shares at completion by delivering cash or a certified or registered bank check in payment of the Sale Price for the Disposal Shares to the Seller.

11. VENDOR'S WARRANTIES

11.1 Warranties and Representations

The Vendor warrants and represents to the Purchaser and it is a condition of this Document that both at the date of execution of this Document and at the Settlement Date the statements set out in Exhibit 2 are true, complete and accurate.

11.2 Indemnity by the Vendor

The Vendor indemnifies and must keep the Purchaser indemnified against:

(a) any Claims, demands, actions, losses, costs, expenses, proceedings or liabilities of whatsoever nature suffered or incurred by the Purchaser as a result of any breach of the terms of this Document by the Vendor; and

(b) all loss, damage and costs suffered by the Purchaser arising in consequence of any of the warranties and representations set out in Exhibit 2 being false, misleading or incorrect.

11.3 Minimum and Maximum Warranty Amount

(a) The Vendor is not liable to the Purchaser for any Claim arising from a breach of any warranty or any term of this Document unless the amount finally adjudicated or agreed as being payable in respect of the Claim exceeds $10,000.

(b) The maximum amount which the Purchaser may recover from the Vendor in respect of a breach of warranty or any term of this Document in respect of all Claims is the amount equal to the Consideration as determined in accordance with International Financial Reporting Standards, save in the case of fraud or wilful neglect where the amount is unlimited.

12. PURCHASER'S WARRANTIES

12.1 Warranties and Representations

The Purchaser warrants and represents to the Vendor that:

(a) the execution and delivery of this Document has been duly and validly authorized by all necessary corporate action on behalf of the Purchaser;

(b) the Purchaser has full corporate power and lawful authority to execute and deliver this Document and to observe and perform or cause to be observed and performed all of its obligations in and under this Document; and

(c) the Purchaser Shares issued to the Vendor at Settlement are free of Encumbrances provided that nothing in this clause 12.1(c) constitutes a warranty or representation by the Purchaser that the Purchaser Shares will not be subject to a period of escrow imposed in accordance with the listing or trading rules of any applicable stock exchange.

12.2 Indemnity

The Purchaser indemnifies the Vendor and must keep it indemnified against all loss, damage and costs suffered by it by reason of the warranties or representations contained in clause 12.1 proving to be false, misleading or incorrect.

13. NOTICES

13.1 Requirements for Notice

Each notice authorized or required to be given to any Party must be in writing; and

(a) delivered personally; or

(b) sent by properly addressed and prepaid mail; or

(c) facsimile,

addressed to the Party at its address set out in clause 13.2, or to such other address as it may from time to time notify to the other Party pursuant to clause 13.3.

13.2 Address of Parties

The initial address of the Parties is as follows:

The Vendor

By mail: P.O. Box N° 0816-00416 Zone 7, Panama, Republic of Panama

By delivery: As above

By facsimile: (507) 269-4991

The Purchaser:

By mail: 1330 Martin Grove Road, Toronto, Canada M9W 4X4. *

By delivery: As above

By facsimile: (905) 844-2524 – attention Paul Roberts *

*With a copy to Stephen A. Zrenda, Jr. P.C. by facsimile: 405-721-7310

13.3 Change of Address

Each Party may from time to time change its address by giving written notice pursuant to clause 13.2 to the other Parties.

13.4 Receipt of Notice

Any notice given pursuant to this clause 13 is deemed received:

(a) in the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm on a Business Day or on the next following Business Day if delivered after 5 pm on a Business Day or on other than a Business Day;

(b) if sent by mail, on the second clear Business Day after the day of posting; or

(c) if sent by facsimile, on the day the facsimile was sent by clear transmission.

14. CONFIDENTIALITY

The terms of this Document, the existence of this Document and any information which a Party may obtain concerning the affairs or assets of another Party must be

kept confidential and must not be used for any purpose other than the completion of the Transaction, except as may be required by law.

15. FURTHER ASSURANCE

Each Party must sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Document.

16. GOVERNING LAW AND DISPUTE RESOLUTION

16.1 This Document is governed by and construed in accordance with the law of the State of Nevada. Any and all disputes arising from this agreement will be resolved with the application of Nevada law.

16.2 Upon a dispute, the parties agree to participate in mediation. If the dispute is not resolved within 5 days of mediation, the Parties agree to submit disputes arising from this agreement to final and binding arbitration under the Rules of the American Arbitration Association. If the dispute is in excess of $500,000(US) there shall be three arbitrators. The Arbitration shall be held in the state of Nevada, unless otherwise agreed to by all parties. The arbitrator(s) decisions and application of law pursuant to 16.1 shall be final and binding upon all parties.

16.3 The losing party will pay all the costs and expense of the arbitration and will reimburse the prevailing party for all costs, expenses, and legal fees associated with the arbitration.

17. VARIATION

No modification or alternation of the terms of this Document is binding unless made in writing dated subsequent to the date of this Document and duly executed by all Parties.

18. COSTS

18.1 Stamp Duty

All stamp duty assessed on or in respect of this Document is payable by the Purchaser.

18.2 Legal Costs

Each Party must bear their own legal costs incidental to the preparation, negotiation and execution of this Document.

19. MISCELLANEOUS

19.1 Severance

If any provision of this Document is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision continue to be valid and forceful in accordance with their terms.

19.2 Entire Agreement

This Document constitutes the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

19.3 **Binding**

This agreement is binding upon the successor and assigns of all parties.

19.4 Counterparts

This Document may be executed in any number of counterparts (including by way of facsimile) each of which is deemed for all purposes to be an original and all such counterparts taken together are deemed to constitute one and the same instrument.

19.5 Time

Time is of the essence in this Document in all respects.

EXECUTED by the Parties as an Agreement

EXECUTED BY Dhanoa Minerals LTD. (U.S. Securities and Exchange Commission File number 333-129864) in accordance with its constituent documents and the law applicable in its place of incorporation.

Dhanoa Minerals, Ltd.

Chief Executive Officer

Attest:

Secretary

EXECUTED BY Overseas Mining, S.A. (File number 469354, Document 703898 of the Mercantile Microfilm Section of the Public Registry of the Republic of Panama) in accordance with its constituent documents and the law applicable in its place of incorporation.

2-5-2007

Director

Witness